UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2011

iCAD, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9341	02-0377419
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 882-5200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 9, 2011, iCAD, Inc. (the “Company”) received a notice from The NASDAQ Stock Market stating that the minimum bid price of its common stock was below $1.00 per share for 30 consecutive business days and that the Company was therefore not in compliance with Marketplace Rule 5450(a)(2). The notification letter has no effect at this time on the listing of the Registrant’s common stock on The NASDAQ Global Market. The Company’s common stock will continue to trade on The NASDAQ Global Market under the symbol ICAD.

The notification letter states that the Company will be afforded 180 calendar days, or until March 7, 2012, to regain compliance with the minimum closing bid requirement. In accordance with Marketplace Rule 5810(c)(3)(a), the Company can regain compliance if the closing bid price of the Company’s common stock meets or exceeds $1.00 per share for at least 10 consecutive business days.

If the Company does not regain compliance by March 7, 2012, NASDAQ will provide written notification to the Company that the Company’s securities are subject to delisting. In the event the Company does not regain compliance by March 7, 2012, the Company may be eligible for an additional 180 calendar day grace period if it meets the initial listing standards, with the exception of bid price, for The NASDAQ Capital Market.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibit 99.1   Press Release dated September 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC.
(Registrant)

By: /s/ Kevin C Burns
Kevin C. Burns
Executive Vice President of Finance and Chief
Financial Officer

Date: September 12, 2011